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                                CERTIFICATE OF TRUST
                                         OF
                                PSCO CAPITAL TRUST I

          THIS CERTIFICATE OF TRUST of PSCO Capital Trust I (the "Trust"), dated as of February 27, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. ss. 3801, et seq.).

          (i) Name. The name of the business trust being formed hereby is PSCO Capital Trust I.

          (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are:

           The Bank of New York (Delaware).
           White Clay Center, Route 273
           Newark, DE 19711

          (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

          (iv) Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                         The Bank of New York, as Trustee


                         By:  /s/ Walter N. Gitlin
                              -----------------------------------
                              Name:     Walter N. Gitlin
                              Title:    Vice President

                         The Bank of New York, Delaware, as Trustee


                         By:  /s/ Walter N. Gitlin
                              -----------------------------------
                              Name:     Walter N. Gitlin
                              Title:    Authorized Signatory


                         /s/ Nancy Felker
                         ----------------------------------------
                         Nancy Felker, as Trustee